UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices) (Zip Code)

(704) 557-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2015, William B. Elmore, the Vice Chairman of the Board of Coca-Cola Bottling Co. Consolidated (the “Company”), provided notice of his decision to resign from the Board of Directors of the Company effective as of November 30, 2015. Mr. Elmore, who has served the Company for over 20 years in numerous capacities, including high level leadership roles, also will resign as an officer and retire as an employee of the Company as of the same date.

On August 12, 2015, H.W. McKay Belk, the Managing Director of HWMB Advisors, LLC, a business consulting firm, provided notice of his decision to resign from the Board of Directors of the Company effective as of November 30, 2015. Mr. Belk has been a valuable member of the Company’s Board of Directors since 1994.

Mr. Elmore’s and Mr. Belk’s decisions were not the result of any disagreements with the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: August 14, 2015	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar
Secretary and Senior Vice President, Planning and Administration